As filed with the Securities and Exchange Commission on September 22, 1998
                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                             M & T BANK CORPORATION
             (Exact name of registrant as specified in its charter)

                         FIRST EMPIRE STATE CORPORATION
                           (Former name of registrant)

New York                                                         16-0968385
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

One M&T Plaza
Buffalo, New York                                                     14203
(Address of Principal Executive Offices)                            (Zip Code)

                              M&T Bank Corporation
                             1983 Stock Option Plan
                            (Full title of the Plan)

                            Richard A. Lammert, Esq.
                    Senior Vice President and General Counsel
                              M&T Bank Corporation
                                  One M&T Plaza
                             Buffalo, New York 14203
                                 (716) 842-5390
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                            555 Twelfth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998
                              --------------------
                         Calculation Of Registration Fee

===========================================================================================================
                                            Proposed Maximum    Proposed Maximum
Title of Securities    Amount to be         Offering Price      Aggregate Offering      Amount of
to be Registered       Registered           Per Share(1)        Price(1)                Registration Fee(2)
-------------------    ------------         ----------------    ------------------      -------------------
Common Stock,          500,000 Shares       $468.10             $234,050,000.00         $ 69,045.00
Par value $5.00
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c).

(2) Additional filing fees totaling $60,959.76 were previously paid for 2,000,000 shares (as adjusted) registered with the Securities and Exchange Commission for issuance under the 1983 Stock Option Plan under Registration Statements No. 2-90893, No. 33-12207, No. 33-58500 and No. 33-63917.

(3) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus incorporated herein by reference also relates to a total of up to 2,000,000 shares of the Registrant that are registered under Registration Statement No. 2-90893, filed on May 3, 1984; Registration Statement No. 33-12207, filed on February 24, 1987; Registration Statement No. 33-58500, filed on February 18, 1993; and Registration Statement 33-63917, filed on November 2, 1995. In the event any of such previously registered shares are offered and sold prior to the effective date of this Registration Statement, the amount of such shares will not be included hereunder.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

              The following documents filed by M&T Bank Corporation (File No. 1-9861) (the "Corporation") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

              (i)     Annual Report on Form 10-K for the year ended December 31,
                      1997;

              (ii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998;

              (iii) Current Report on Form 8-K dated January 9, 1998 and filed on February 5, 1998, Current Report on Form 8-K dated April 1, 1998 and filed on April 10, 1998, as amended by a Current Report on Form 8-K/A dated April 1, 1998 and filed on May 14, 1998, and Current Report on Form 8-K dated May 29, 1998 and filed on June 2, 1998; and

              (iv) The description of M&T Bank Corporation's Common Stock, par value $5.00 per share ("Common Stock"), contained in a registration statement on Form 8-A filed by M&T Bank Corporation on May 27, 1998, and any amendment or report filed for the purpose of updating such description.

              All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which withdraws from registration such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Richard A. Lammert, Esq., Senior Vice President and General Counsel to the Corporation, has delivered a legal opinion to the effect that the issuance and sale of the Corporation's Common Stock offered hereby was duly authorized by the Corporation and that such Common Stock will be validly issued, fully paid and non-assessable when issued. As of August 31, 1998, Mr. Lammert was the beneficial owner of 5,735 shares of Common Stock; he held unexercised options granted under the Corporation's 1983 Stock Option Plan to purchase 10,000 shares of Common Stock, 6,450 of which are currently exercisable, and he was entitled to the payment of deferred compensation obligations equal to 246 shares of Common Stock to be issued to him pursuant to the Corporation's Deferred Bonus Plan.

              The financial statements incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Corporation for the year ended December 31, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

              Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and independent auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

Item 6.       Indemnification of Directors and Officers.

              Sections 722-725 of the New York Business Corporation Law permit the indemnification of any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, other than an action brought by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation or was serving in any capacity for another enterprise at the request of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred as a result of such action or proceeding, provided such person acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation.

              With respect to a proceeding by or in the right of the corporation, such person may be indemnified against amounts paid in settlement and reasonable expenses (including attorneys' fees) if he or she acted in good faith and for a purpose he or she reasonably believed to be in, or in the case of service for another enterprise, not opposed to, the best interests of the corporation. The statute provides, however, that no indemnification is allowed with respect to a threatened action, pending action which is settled or otherwise disposed of, or as to any person who is adjudged liable to the corporation, unless and only to the extent that the court, upon application, determines that such person is entitled to indemnification under the circumstances.

              The Bylaws of the Corporation provide that directors and officers shall be indemnified to the fullest extent permitted by the New York Business Corporation Law or any other applicable law; provided, however, that a director or officer shall be indemnified with respect to any action or proceeding (or part thereof) initiated by any such director or officer only if such action or proceeding (or part thereof) was authorized by the board of directors. In addition, the Corporation's Certificate of Incorporation provides that a director of the Corporation shall, to the maximum extent permitted by the laws of the State of New York, have no personal liability to the Corporation or any of its stockholders for damages that may arise from any breach of duty as a director.

              The Corporation has purchased insurance insuring officers and directors of the Corporation against certain liabilities incurred in their capacities as such to insure the Corporation against payments which it is obligated to make to such persons under the foregoing indemnification provisions. Such liabilities could include liabilities arising under the Securities Act.

              The foregoing descriptions are general summaries only. Reference is made to the full text of the Corporation's Restated Certificate of Incorporation and Bylaws incorporated herein by reference.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              The exhibits listed on the Index of Exhibits of this Registration Statement have been previously filed, are filed herewith or are incorporated herein by reference to other filings.

Item 9.       Undertakings.

              The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                      Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on September 22, 1998.

                                                 M&T BANK CORPORATION



                                                 By: /s/ Robert E. Sadler, Jr.
                                                     -------------------------
                                                     Robert E. Sadler, Jr.
                                                     Executive Vice President

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 22, 1998.


Signature                                   Title

*                                           Director
--------------------------
William F. Allyn
*                                           Director
--------------------------
Brent D. Baird
                                            Director
--------------------------
John H. Benisch
*                                           Chairman of the Board
--------------------------                  and Director
Robert J. Bennett
*                                           Director
--------------------------
C. Angela Bontempo
                                            Director
--------------------------
Robert T. Brady
                                            Director
--------------------------
Patrick J. Callan
*                                           Director
--------------------------
Richard E. Garman
*                                           Director
--------------------------
James V. Glynn
                                            Director
--------------------------
Roy M. Goodman
*                                           Director
--------------------------
Patrick W.E. Hodgson

Signature                                   Title


                                            Director
--------------------------
Samuel T. Hubbard, Jr.
                                            Director
--------------------------
Russell A. King
*                                           Director
--------------------------
Lambros J. Lambros
*                                           Director
--------------------------
Wilfred J. Larson
*                                           Director
--------------------------
Reginald B. Newman, II
*                                           Director
--------------------------
Peter J. O'Donnell, Jr.
*                                           Vice Chairman and Director
--------------------------
Jorge G. Pereira
*                                           Executive Vice President and Chief
--------------------------                  Financial Officer (Principal
Michael P. Pinto                            Financial Officer)

*                                           Administrative Vice President,
--------------------------                  Controller and Assistant Secretary
Michael R. Spychala                         (Principal Accounting Officer)

*                                           Director
--------------------------
John L. Vensel
                                            Director
--------------------------
Herbert L. Washington
*                                           Director
--------------------------
John L. Wehle, Jr.
*                                           Chief Executive Officer, President
--------------------------                  and Director (Principal Executive
Robert G. Wilmers                           Officer)


*By /s/ Timothy G. McEvoy
    ---------------------
    Timothy G. McEvoy
    (Attorney-in-Fact)

                        INDEX OF EXHIBITS

Exhibit 4.1 M&T Bank Corporation 1983 Stock Option Plan, amended and restated as of May 29, 1998. Incorporated by reference to Exhibit No. 10.2 to the Form 10-Q for the quarter ended June 30, 1998 (File No. 1-9861).

Exhibit 5 Opinion of Richard A. Lammert with respect to the legality of the Common Stock being registered. Filed herewith.

Exhibit 23.1 Consent of PricewaterhouseCoopers LLP, Independent Auditors and Accountants. Filed herewith.

Exhibit 23.2 Consent of Richard A. Lammert, contained in his opinion filed as Exhibit 5 hereto.

Exhibit 24.1 Power of Attorney of certain officers and directors of the Corporation. Filed herewith.